Exhibit 99.1

Sports Properties Acquisition Corp. Announces

Cancellation Of Special Meetings Of Stockholders and Warrantholders

NEW YORK, New York, January 15, 2010 – Sports Properties Acquisition Corp. (NYSE Amex: “HMR”) (“Sports Properties”), a public investment vehicle, announced today that it has cancelled the special meetings of its stockholders and warrantholders in connection with the transactions contemplated by the previously announced Framework Agreement between Sports Properties and Medallion Financial Corp., which had been scheduled for 10:00 a.m. EST on Friday, January 15, 2010. Sports Properties is required by its amended and restated certificate of incorporation to liquidate if it is unable to consummate a business combination by January 17, 2010. Accordingly, Sports Properties will begin the process of liquidating and dissolving itself in accordance with the amended and restated certificate of incorporation and applicable Delaware law. Sports Properties cannot make any assurance as to when such liquidation will be completed.

Sports Properties Acquisition Corp.

Sports Properties is a special purpose acquisition corporation formed for the purpose of acquiring, through merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar type of transaction or a combination of the foregoing, the assets of one or more domestic or international operating businesses, or one or more domestic or international operating businesses themselves. Since its initial public offering, Sports Properties’ activities have been limited to identifying and evaluating prospective acquisition targets.

Forward-looking statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Sports Properties’ actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in Sports Properties’ most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward-looking statements concerning Sports Properties, the Framework Agreement, the related transactions or other matters and attributable to Sports Properties or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Sports Properties cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Sports Properties does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Media Contact:

Harry Zlokower

Zlokower Company

(212) 447-9292

Investor Contact:

Larry Hall

Sports Properties Acquisition Corp.

437 Madison Avenue

New York, New York 10022

(212) 328-2100